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                                                                   EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the use of our report for the Gas Business, a business unit of Western Resources, Inc., dated February 4, 1997, and to all references to our Firm included in or made a part of this Amendment No. 3 to the Registration Statement and related Prospectus.

/s/ Arthur Andersen LLP

Kansas City, Missouri

August 5, 1997